UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 19, 2008

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 19, 2008, Matrix Service Company announced that Matrix Service Inc. has been awarded a contract with Parnon Storage for the construction of aboveground storage tanks for crude oil storage at the TEPPCO facility in Cushing, Oklahoma. Matrix Service Inc.’s work on this project is expected to be approximately $50 million with an anticipated completion date in mid 2009.

On February 19, 2008, Matrix Service Company also announced that in connection with a series of investor meetings, the Company is posting its most recent presentation material to the Company’s Web site.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated February 19, 2008 announcing a contract for the construction of aboveground storage tanks in Cushing, Oklahoma for Parnon Storage.

99.2	Press Release dated February 19, 2008 announcing the posting of a new investor presentation to the corporate Web site.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: February 20, 2008	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 19, 2008 announcing a contract for the construction of aboveground storage tanks in Cushing, Oklahoma for Parnon Storage.

99.2	Press Release dated February 19, 2008 announcing the posting of a new investor presentation to the corporate Web site.